UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):(March 22, 2018)

FLUX POWER HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada (State or Other Jurisdiction of Incorporation)	000-25909 (Commission File Number)	86-0931332 (IRS Employer Identification No.)

985 Poinsettia Avenue, Suite A, Vista, California (Address of Principal Executive Offices)	92081 (Zip Code)

877-505-3589

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01     Entry Into A Material Definitive Agreement.

On March 22, 2018, our wholly owned subsidiary, Flux Power, Inc. (”Flux”), entered into a certain credit facility agreement with Esenjay Investments, LLC (the “Esenjay”), our major shareholder, pursuant to which Esenjay agreed to  make available to Flux  a line of credit (the "LOC") in a maximum principal amount at any time outstanding of up to Five Million Dollars ($5,000,000) (the “”Principal Amount”), in its sole discretion.  In connection with the LOC, the Company issued a secured promissory note (“Note”) in favor of Esenjay for the Principal Amount.  As of March 26, 2018, Esenjay has already extended $1,755,000 to Flux as an advance under the LOC resulting in $3,245,000 remaining available under the LOC.  Interest on the then outstanding principal amount of the LOC accrues at an interest rate per annum equal to 15%, beginning on the date of each advance.  The principal amount of the LOC, together with all accrued but unpaid interest under the Note is due and payable in full on the earlier of: (i) March 31, 2019, or (ii) when such amounts are declared due and payable by Esenjay upon the occurrence of event of default under the Note.  The LOC is secured by substantially all of Flux’s tangible and intangible assets pursuant to that certain Guaranty and Security Agreement entered into between Flux and Esenjay on March 22, 2018.

Michael Johnson, our director, is a director and shareholder of Esenjay as further described in our Form 10-K for the fiscal year ended June 30, 2017.  In addition, Flux also has an unrestricted and open line of credit with Esenjay for  a maximum borrowing amount of $10,000,000,  which is convertible at a rate of $0.60 per share, bears interest at 8% per annum and matures on January 31, 2019.  As of March 22, 2018,  there was $2,025,000 available under such unrestricted and open line of credit.

The foregoing description of the terms of the LOC, the Note and the Guaranty and Security Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the respective agreements, a copy of which are filed hereto as Exhibits 10.1, 10.2 and 10.3.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information disclosed in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

10.1     Credit Facility Agreement, dated March 22, 2018

10.2     Secured Promissory Note, dated March 22, 2018

10.3     Guaranty and Security Agreement, dated March 22, 2018

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Flux Power Holdings, Inc., A Nevada Corporation

Dated: March 28, 2018	/s/ Ronald F. Dutt
Ronald F. Dutt, Chief Executive Officer and Chief Financial Officer

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